EXHIBIT 23.1

                 CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in this Registration Statement pertaining to the Non-Qualified Stock Option Agreement by and between Advanced Gaming Technology, Inc. (the "Company") and Mark Neuhaus and the Non-Qualified Stock Option Agreement by and between the Company and Paul Kessler of our report dated January 27, 1997 with respect to the financial statements of Advanced Gaming Technology, Inc. included in its Form 10-KSB filed with the Securities and Exchange Commission on March 28, 1997.

                                   /s/ROBISON, HILL & CO.

Salt Lake City, Utah
August 5, 1997

DC1DOCS1.56095.01